[LETTERHEAD OF RICHARDS, LAYTON & FINGER]





                               November 18, 1998


Fort James Corporation
Fort James Operating Company
1650 Lake Cook Road
Deerfield, Illinois 60015-4753

         Re:      Fort James Operating Company-Pass Through Certificates

Ladies and Gentlemen:

         We have acted as counsel to Wilmington Trust Company, a Delaware banking corporation, in its individual capacity ("WTC") and not in its individual capacity but solely as trustee (the "Pass Through Trustee") of one or more Fort James Pass Through Trusts, each a common law trust existing under the laws of the State of Delaware (each a "Trust") to be formed in each case pursuant to a Pass Through Trust Agreement (each a "Pass Through Trust Agreement") to be entered into by and between WTC and Fort James Operating Company (the "Company"). Pursuant to one or more Pass Through Trust Agreements, one or more Pass Through Trusts will issue up to $150,000,000 aggregate principal amount of Pass Through Certificates in one or more series to be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used herein and not otherwise defined are used as defined in the form of Pass Through Trust Agreement referred to below.

         We have examined the following documents which you have furnished to us and which have been filed as exhibits to the registration statement on Form S-3 (Registration No. 333- 63905) (such registration statement as it may be amended prior to effectiveness thereof is hereinafter referred to as the "Registration Statement"):

         (a)  The form of Pass Through Trust Agreement; and

         (b)  The form of the Pass Through Certificate (the "Certificates").

         For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that



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Fort James Corporation
Fort James Operating Company
November 18, 1998
Page 2

we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         Based on the foregoing, and upon an examination of such questions of Delaware law as we have considered necessary or appropriate, we advise you that, in our opinion, assuming that each Trust will be classified as a grantor trust under the United States Internal Revenue Code of 1986, as amended, (i) each Trust should not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Certificateholders and Certificate Owners that are not residents of or otherwise subject to tax in Delaware should not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate or an interest therein.

         We consent to the use and filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Certain Delaware Taxes" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission.

                                              Very truly yours,


                                             /s/ RICHARDS, LAYTON & FINGER PA







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